RESTRICTED STOCK AGREEMENT
PURSUANT TO THE
TOWN SPORTS INTERNATIONAL HOLDINGS, INC.
2006 STOCK INCENTIVE PLAN
(as amended and restated effective as of March 26, 2008)
     THIS AGREEMENT (this “Agreement”) made as of the ___ day of                     , 2008, by and between Town Sports International Holdings, Inc. (the “Company”) and                      (the “Participant”).
WITNESSETH:
     WHEREAS, the Company has adopted the Town Sports International Holdings, Inc. 2006 Stock Incentive Plan, as amended and restated effective as of March 26, 2008 (the “Plan”), which is administered by a Committee appointed by the Company’s Board of Directors (the “Committee”); and
     WHEREAS, pursuant to Section 8.1 of the Plan, the Committee may grant to Eligible Employees shares of its common stock, par value $0.001 per share (“Common Stock”), in the amount set forth below; and
     WHEREAS, the Shares (as defined below) are to be subject to certain restrictions;
     NOW, THEREFORE, for and in consideration of the mutual promises herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:
     1. Grant of Shares. Subject to the restrictions, terms and conditions of this Agreement, the Company awarded the Participant [•] shares of validly issued Common Stock (the “Shares”) on                      , 2008 (the “Grant Date”). Pursuant to Section 2 hereof, the Shares are subject to certain restrictions, which restrictions relate to the passage of time as an employee of the Company or its Affiliates. While such restrictions are in effect, the Shares subject to such restrictions shall be referred to herein as “Restricted Stock.”
     2. Restrictions on Transfer. The Participant shall not sell, transfer, pledge, hypothecate, assign or otherwise dispose of the Shares, except as set forth in the Plan or this Agreement. Any attempted sale, transfer, pledge, hypothecation, assignment or other disposition of the Shares in violation of the Plan or this Agreement shall be void and of no effect and the Company shall have the right to disregard the same on its books and records and to issue “stop transfer” instructions to its transfer agent.
     3. Restricted Stock.
          (a) Retention of Certificates. Promptly after the date of this Agreement, the Company shall issue stock certificates representing the Restricted Stock unless, to the extent permitted under applicable law, it elects to issue the Shares in the form of uncertificated shares and recognize such ownership through an uncertificated book entry account maintained by the Company (or its designee) on behalf of the Participant or through another similar method. The stock certificates shall be registered in the Participant’s name and shall bear any legend required under the Plan or Section 4(a) hereof Unless held in uncertificated book entry form, such stock certificates shall be held in custody by the Company (or its designated agent) until the restrictions thereon shall have lapsed. Upon the Company’s request, the Participant shall deliver to the Company a duly signed stock power, endorsed in blank, relating to the Restricted Stock. If the Participant receives a stock dividend on the Restricted Stock or the shares of

Restricted Stock are split or the Participant receives any other shares, securities, moneys or property representing a dividend on the Restricted Stock (other than cash dividends on or after the date of this Agreement) or representing a distribution or return of capital upon or in respect of the Restricted Stock or any part thereof, or resulting from a split-up, reclassification or other like changes of the Restricted Stock, or otherwise received in exchange therefor, or any warrants, rights or options issued to the Participant in respect of the Restricted Stock (collectively “RS Property”), the Participant will also immediately deposit with and deliver to the Company any of such RS Property, including, without limitation, any certificates representing shares duly endorsed in blank or accompanied by stock powers duly executed in blank, and such RS Property shall be subject to the same restrictions, including, without limitation, the restrictions in this Section 3(a) hereof, as the Restricted Stock with regard to which they are issued and shall herein be encompassed within the term “Restricted Stock.”
          (b) Rights with Regard to Restricted Stock. Subject to Section 8, the Participant will have the right to vote the Restricted Stock, to receive and retain any dividends payable to holders of record of Restricted Stock on and after the transfer of the Restricted Stock (although such dividends shall be treated, to the extent required by applicable law, as additional compensation for tax purposes if paid on Restricted Stock and stock dividends will be subject to the restrictions provided in Section 3(a)), and to exercise all other rights, powers and privileges of a holder of Common Stock with respect to the Restricted Stock set forth in the Plan, except that: (i) the Participant shall not be entitled to delivery of the stock certificate or certificates representing the Restricted Stock until the Restriction Period shall have expired; (ii) the Company (or its designated agent) shall retain custody of the stock certificate or certificates representing the Restricted Stock and the other RS Property during the Restriction Period; (iii) no RS Property shall bear interest or be segregated in separate accounts during the Restriction Period; and (iv) the Participant shall not sell, assign, transfer, pledge, exchange, encumber or dispose of the Restricted Stock during the Restriction Period.
          (c) Vesting. The Restricted Stock shall become vested and cease to be Restricted Stock (but shall remain subject to Section 5) pursuant to the following schedule, which shall be cumulative; provided that the Participant has not had a Termination any time prior to the applicable vesting date:

Vesting Date	Number of Shares
First Anniversary of Grant Date	[25%]
Second Anniversary of Grant Date	[25%]
Third Anniversary of Grant Date	[25%]
Fourth Anniversary of Grant Date	[25%]
     There shall be no proportionate or partial vesting in the periods prior to each vesting date and all vesting shall occur only on the appropriate vesting date; provided, however, that no Termination has occurred prior to such date.
     The Restricted Stock will become fully vested on a Change in Control.
     The provisions of the second paragraph of Section 8.1 of the Plan regarding Detrimental Activity shall apply to the Restricted Stock.
     When any shares of Restricted Stock become vested, the Company shall promptly issue and deliver, unless the Company is using book entry, to the Participant a new stock certificate registered in the name of the Participant for such shares of Restricted Stock without the legend set forth in Section 4(a) and deliver to the Participant any related other RS Property, subject to applicable withholding.
          (d) Forfeiture. The Participant shall forfeit to the Company, without compensation, other than repayment of any par value paid by the Participant for the Shares (if any), any and all Restricted Stock (but no vested Shares) and RS Property upon the Participant’s Termination of Employment for any reason.
          (e) Withholding. Participant shall pay, or make arrangements to pay, in a manner satisfactory to the Company, an amount equal to the amount of all applicable federal, state and local or foreign taxes that the Company is required to withhold at any time. In the absence of such arrangements, the Company or one of its Affiliates shall have the right to withhold such taxes from the Participant’s normal pay or other amounts payable to the Participant, including, but not limited to, the right to withhold any of the Shares otherwise deliverable to the Participant hereunder. In addition, any statutorily required withholding obligation may be satisfied, in whole or in part, at the Participant’s election, in the form and manner prescribed by the Committee, by delivery of shares of Common Stock (including, without limitation, the Shares issued under this Agreement).
          (f) Section 83(b). If the Participant properly elects (as required by Section 83(b) of the Code) within 30 days after the issuance of the Restricted Stock to include in gross income for federal income tax purposes in the year of issuance the fair market value of such shares of Restricted Stock, the Participant shall pay to the Company or make arrangements satisfactory to the Company to pay to the Company upon such election, any federal, state or local taxes required to be withheld with respect to the Restricted Stock. If the Participant shall fail to make such payment, the Company shall, to the extent permitted by law, have the right to deduct from any payment of any kind otherwise due to the Participant any federal, state or local taxes of any kind required by law to be withheld with respect to the Restricted Stock, as well as the rights set forth in Section 3(e). The Participant acknowledges that it is the Participant’s sole responsibility, and not the Company’s, to file timely and properly the election under Section 83(b) of the Code and any corresponding provisions of state tax laws if the Participant elects to utilize such election.
          (g) Delivery Delay. The delivery of any certificate representing the Restricted Stock or other RS Property may be postponed by the Company for such period as may be required for it to comply with any applicable federal or state securities law, or any national securities exchange listing requirements and the Company is not obligated to issue or deliver any securities if, in the opinion of counsel for the Company, the issuance of the Shares shall constitute a violation by the Participant or the Company of any provisions of any applicable federal or state law or of any regulations of any governmental authority or any national securities exchange.
          (h) Legend. All certificates representing the Restricted Stock shall have endorsed thereon the following legends:
“The anticipation, alienation, attachment, sale, transfer, assignment, pledge, encumbrance or charge of the shares of stock represented hereby are subject to the terms and conditions (including forfeiture) of the Town Sports International Holdings, Inc. (the “Company”) 2006 Stock Incentive Plan (as the same may be amended or amended and restated from time to time, the “Plan”), and an agreement entered into between the registered owner and the Company evidencing the award under the Plan. Copies of such Plan and agreement are on file at the principal office of the Company.”

          (i) Any legend required to be placed thereon by applicable blue sky laws of any state.
     Notwithstanding the foregoing, in no event shall the Company be obligated to deliver to the Participant a certificate representing the Restricted Stock prior to the vesting dates set forth above.
     4. Securities Representations. The Shares are being issued to the Participant and this Agreement is being made by the Company in reliance upon the following express representations and warranties of the Participant.
          The Participant acknowledges, represents and warrants that:
          (a) The Participant has been advised that the Participant may be an “affiliate” within the meaning of Rule 144 under the Securities Act of 1933, as amended (the “Act”) and in this connection the Company is relying in part on the Participant’s representations set forth in this Section 5.
          (b) If the Participant is deemed an affiliate within the meaning of Rule 144 of the Act, the Shares must be held indefinitely unless an exemption from any applicable resale restrictions is available or the Company files an additional registration statement (or a “re-offer prospectus”) with regard to the Shares and the Company is under no obligation to register the Shares (or to file a “re-offer prospectus”).
          (c) If the Participant is deemed an affiliate within the meaning of Rule 144 of the Act, the Participant understands that the exemption from registration under Rule 144 will not be available unless (i) a public trading market then exists for the Common Stock of the Company, (ii) adequate information concerning the Company is then available to the public, and (iii) other terms and conditions of Rule 144 or any exemption therefrom are complied with; and that any sale of the Shares may be made only in limited amounts in accordance with such terms and conditions.
     5. No Obligation to Continue Employment. This Agreement is not an agreement of employment. This Agreement does not guarantee that the Company or its Affiliates will employ or retain, or continue to employ or retain, the Participant during the entire, or any portion of the, term of this Agreement, including, but not limited to, any period during which the Restricted Stock is outstanding, nor does it modify in any respect the Company’s or its Affiliate’s right to terminate or modify the Participant’s employment or compensation.
     6. Power of Attorney. The Company, its successors and assigns are hereby appointed the attorneys-in-fact, with full power of substitution, of the Participant for the purpose of carrying out the provisions of this Agreement and taking any action and executing any instruments which such attorneys-in-fact may deem necessary or advisable to accomplish the purposes of this Agreement, which appointment as attorneys-in-fact is irrevocable and coupled with an interest. The Company, as attorney-in-fact for the Participant, may in the name and stead of the Participant, make and execute all conveyances, assignments and transfers of the Shares and property provided for in this Agreement, and the Participant hereby ratifies and confirms all that the Company, as said attorney-in-fact, shall do by virtue hereof. Nevertheless, the Participant shall, if so requested by the Company, execute and deliver to the Company all such instruments as may, in the judgment of the Company, be advisable for such purpose.
     7. Rights as a Stockholder. The Participant shall have no rights as a stockholder with respect to any Restricted Stock unless and until the Participant has become the holder of record of the Shares, whether the Shares are represented by a certificate or through book entry or another similar method, and no adjustments shall be made for dividends in cash or other property, distributions or other rights in respect of any Shares, except as otherwise specifically provided for in the Plan or this Agreement.
     8. Provisions of Plan Control. This Agreement is subject to all the terms, conditions and provisions of the Plan, including, without limitation, the amendment provisions thereof, and to such rules, regulations and interpretations relating to the Plan as may be adopted by the Committee and as may be in effect from time to time. The Plan is incorporated herein by reference. Capitalized terms in this Agreement that are not otherwise defined shall have the respective meanings set forth in the Plan. If and to the extent that this Agreement conflicts or is inconsistent with the terms, conditions and provisions of the Plan, the Plan shall control, and this Agreement shall be deemed to be modified accordingly. This Agreement contains the entire understanding of the parties with respect to the subject matter hereof and supersedes any prior agreements between the Company and the Participant with respect to the subject matter hereof.
     9. Amendment. To the extent applicable, the Board or the Committee may at any time and from time to time amend, in whole or in part, any or all of the provisions of this Agreement to comply with Section 409A of the Code and the regulations thereunder or any other applicable law and may also amend, suspend or terminate this Agreement subject to the terms of the Plan. The award of Restricted Stock pursuant to this Agreement is not intended to be considered “deferred compensation” for the purposes of Section 409A of the Code.
     10. Notices. Any notice or communication given hereunder (each, a “Notice”) shall be in writing and shall be sent by personal delivery, by courier or by regular United States mail, first class and prepaid, to the appropriate party at the address set forth below:
If to the Company, to:
Town Sports International Holdings, Inc.
5 Penn Plaza — 4th Floor
New York, NY 10001
Attention.: General Counsel
          If to the Participant, to the address of the Participant on file with the Company
          ; or such other address or to the attention of such other person as a party shall have specified by prior Notice to the other party. Each Notice shall only be given and effective upon actual receipt (or refusal of receipt).
     11. Acceptance. As required by Section 8.2(b) of the Plan, the Participant shall forfeit the Restricted Stock if the Participant does not execute this Agreement within a period of 60 days from the date the Participant receives this Agreement (or such other period as the Committee shall provide).
     12. Non-Compete; Nonsolicitation.
          (a) (i) As an inducement to the Company to enter into this Agreement and to grant the Shares, the Participant agrees that (A) during the Participant’s period of employment with the Company or any of its Affiliates, and (B) if the Participant resigns or the Participant’s employment is terminated by the Company or any of its Affiliates for any reason, during the period which the Company or any of its Affiliates is paying the Participant severance compensation (which shall be at a rate and an amount equal to the Participant’s base salary received by the Participant immediately prior to the

Participant’s Termination of Employment), such period not to exceed one year (the “Noncompete Period”), the Participant shall not, directly or indirectly, own, manage, control, participate in, consult with, render services for, or in any manner engage in, any business competing directly or indirectly with the business as conducted by the Company or any of its Affiliates during the Participant’s period of employment with the Company or any of its Affiliates or at the time of the Participant’s Termination of Employment or with any other business that is the logical extension of the Company’s and its Affiliates’ business during the Participant’s period of employment with the Company or any of its Affiliates or at the time of the Participant’s Termination of Employment, within any metropolitan area in which the Company or any of its Affiliates engages or has definitive plans to engage in such business; provided, however, that (1) the Participant shall not be precluded from purchasing or holding publicly traded securities of any entity so long as the Participant shall hold less than 2% of the outstanding units of any such class of securities and has no active participation in the business of such entity, and (2) the Company shall have notified the Participant of its agreement to provide (or cause to be provided) such severance compensation (x) in the event of resignation, within five days following the date of the Participant’s Termination of Employment, or (y) in the event of termination, on or before the date of the Participant’s Termination of Employment. Notwithstanding anything contained herein to the contrary, the Participant’s agreement set forth in clause (B) above shall not apply if the date of the Participant’s Termination of Employment occurs after the fifth anniversary of the Grant Date.
          (ii) During the Noncompete Period, the Participant shall not directly or indirectly (A) induce or attempt to induce any employee of the Company or any of its Affiliates to leave the employ of the Company or any of its Affiliates, or in any way interfere with the relationship between the Company or any of its Affiliates and any employee thereof, (B) hire any person who was an employee of the Company or any of its Affiliates at any time during the Participant’s employment period except for such employees who have been terminated for at least six months, or (C) induce or attempt to induce any customer, supplier, licensee, franchisor or other business relation of the Company or any of its Affiliates to cease doing business with such member, or in any way interfere with the relationship between any such customer, supplier, licensee, franchisor or business relation, on the one hand, and the Company or any of its Affiliates, on the other hand.
          (iii) The provisions of this Section 13(a) shall survive any expiration or termination of this Agreement, any Termination of Employment of the Participant, or any forfeiture of the shares of Restricted Stock.
          (iv) If it is determined by a court of competent jurisdiction that any of the provisions of this Section 13(a) is excessive in duration or scope or otherwise is unenforceable, then such provision may be modified or supplemented by the court to render it enforceable to the maximum extent permitted by law.
          (b) The Participant acknowledges that the Participant may have access to certain confidential, non-public and proprietary information (the “Confidential Information”), concerning the Company and its Affiliates and their respective officers, directors, stockholders, employees, agents and representatives and agrees that: (i) unless pursuant to prior written consent by the Company, the Participant shall not disclose any Confidential Information to any Person for any purpose whatsoever unless compelled by court order or subpoena; (ii) the Participant shall treat as confidential all Confidential Information and shall take reasonable precautions to prevent unauthorized access to the Confidential Information; (iii) the Participant shall not use the Confidential Information in any way detrimental to the Company or any of its Affiliates and shall use the Confidential Information for the exclusive purpose of effecting the Participant’s duties of employment with the Company or any of its Affiliates; and (iv) the Participant agrees that the Confidential Information obtained during the Participant’s employment with the Company shall remain the exclusive property of the Company and its Affiliates, and the Participant

shall promptly return to the Company all material which incorporates, or is derived from, all such Confidential Information upon termination of the Participant’s employment with the Company or any of its Affiliates. It is hereby agreed that Confidential Information does not include information generally available and known to the public other than through the disclosure thereof by or through the Participant or obtained from a source not bound by a confidentiality agreement with the Company or any of its Affiliates.
          (c) The Participant hereby agrees that all inventions, innovations or improvements in the method of conducting the business (including, without limitation, improvements, ideas and discoveries, whether patentable or not) of the Company or any of its Affiliates, whether prior to the date hereof or thereafter, in each case conceived or made by the Participant in the course of the Participant’s employment with the Company or any of its Affiliates, belong to the Company and its Affiliates, except for such inventions, innovations and improvements that have become part of the public domain other than through the disclosure thereof by or through the Participant and are not entitled to statutory or common law protection. The Participant will promptly disclose such inventions, innovation or improvements to the Company and perform all actions reasonably requested by the Company to establish and confirm such ownership by the Company or any of its Affiliates.
     13. Waiver of Jury Trial. EACH OF THE PARTIES HERETO WAIVES ANY RIGHT IT MAY HAVE TO TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED ON, ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY COURSE OF CONDUCT, COURSE OF DEALING, VERBAL OR WRITTEN STATEMENT OR ACTION OF ANY PARTY HERETO.
     14. Miscellaneous.
          (a) This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, legal representatives, successors and assigns.
          (b) All questions concerning the construction, validity and interpretation of this Agreement will be governed by, and construed in accordance with, the domestic laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of New York.
          (c) In the event of any dispute, controversy or claim between the Company or any Affiliate and the Participant in any way concerning, arising out of or relating to the Plan or this Agreement (a “Dispute”), including without limitation any Dispute concerning, arising out of or relating to the interpretation, application or enforcement of the Plan or this Agreement, the parties hereby (i) agree and consent to the personal jurisdiction of the courts of the State of New York located in New York County and/or the Federal courts of the United States of America located in the Southern District of New York (collectively, the “Agreed Venue”) for resolution of any such Dispute, (ii) agree that those courts in the Agreed Venue, and only those courts, shall have exclusive jurisdiction to determine any Dispute, including, without limitation, any appeal, and (iii) agree that any cause of action arising out of this Agreement shall be deemed to have arisen from a transaction of business in the State of New York. The parties also hereby irrevocably (A) submit to the jurisdiction of any competent court in the Agreed Venue (and of the appropriate appellate courts therefrom), (B) to the fullest extent permitted by law, waive any and all defenses the parties may have on the grounds of lack of jurisdiction of any such court and any other objection that such parties may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court (including without limitation any defense that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum), and (C) consent to service of process in any such suit, action or proceeding, anywhere in the world, whether within or without the jurisdiction of any such court, in any manner provided by applicable law. Without limiting the foregoing, each party agrees that service of process on such party pursuant to a notice as provided in Section 11 shall be deemed effective service of process on such party. Any action for enforcement or recognition of any judgment obtained in connection with a Dispute may enforced in any competent court in the Agreed Venue or in any other court of competent jurisdiction.
          (d) This Agreement may be executed in one or more counterparts, all of which taken together shall constitute one contract.
          (e) The failure of any party hereto at any time to require performance by another party of any provision of this Agreement shall not affect the right of such party to require performance of that provision, and any waiver by any party of any breach of any provision of this Agreement shall not be construed as a waiver of any continuing or succeeding breach of such provision, a waiver of the provision itself, or a waiver of any right under this Agreement.
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     IN WITNESS WHEREOF, the parties have executed this Agreement on the date and year first above written.

TOWN SPORTS INTERNATIONAL HOLDINGS, INC.
By:
Name:
Title:

PARTICIPANT

Signature